                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                             HOME PROPERTIES REPORTS
                    FOURTH QUARTER AND YEAR-END 2004 RESULTS
                 FFO Per Share Meets Wall Street's Mean Estimate

ROCHESTER,  NY,  March  3,  2005 - Home  Properties  (NYSE:HME)  today  released financial  results for the fourth quarter and year ending December 31, 2004. All results are reported on a diluted basis.

"In the fourth quarter of 2004,  total revenues,  rental rates and net operating income all increased over the prior year period,  continuing the track record of consecutive positive  year-over-year growth comparisons Home Properties produced on each of these key measures every quarter of 2004," said Edward J. Pettinella,
President and CEO. "In a challenging operating environment,  we are pleased that in 2004 we improved  occupancy,  increased rents,  recorded net operating income growth that was among the highest in the  multifamily  REIT sector and completed
$247.5 million  in acquisitions.  We look forward to building on this success in
2005."

Earnings  per share  ("EPS") for the quarter  ended  December 31, 2004 was $0.76 compared to $0.27 for the quarter ended  December 31, 2003, an increase of 180%, primarily  attributable to the significant  gain on disposition of property that was  recognized  in 2004 as compared  to 2003.  EPS for the three  months  ended
December 31, 2004 for income from  continuing  operations  was $0.22 compared to
$0.19 for the  year-ago  period.  EPS for the year ended  December  31, 2004 was
$1.26  compared to $1.03 for the year ended December 31, 2003, or an increase of
22.5%,  primarily  attributable  to the  gain  on  disposition  of  property  as described  above.  Income  from  continuing  operations  EPS for the year  ended
December  31, 2004 was $0.93  compared to $0.86 for the year ended  December 31,
2003.

For the quarter ended December 31, 2004, Funds From Operations ("FFO") was $35.9
million,  or $0.72 per share, as compared to $31.4 million,  or $0.64 per share, for the quarter  ended  December  31, 2003.  These  results met  analysts'  mean estimates  and  equated  to a 14%  increase  in total  FFO  from the  comparable prior-year period and an 11.5% increase on a per-share basis.

For the year ended  December  31,  2004,  FFO was $130.8  million,  or $2.62 per share,  compared to $132.8 million, or $2.77 per share, a 1.5% decrease in total
FFO from the prior year and a 5.6%  decrease on a per-share  basis.  The results for 2004  include  an  impairment  charge of $9.9  million,  or $0.20 per share, related to the sale of  affordable  limited  partnerships  recorded in the third quarter and a $1.1 million  impairment  charge, or $0.02 per share,  recorded in the second  quarter  related to the sale of an apartment  community.  Consistent with the Securities  and Exchange  Commission's  guidance on non-GAAP  financial measures recently adopted by NAREIT, FFO has not been adjusted to add back these impairment charges as it would have been under the prior definition of FFO. From an  Operating  FFO  perspective,  excluding  the  $9.9 million  and $1.1 million impairment  charges in 2004,  FFO for 2004 would have been  $141.8  million,  or
$2.84 per share. This represents a 6.8% increase in total FFO from the prior year and a 2.4%  increase on a per-share  basis.  A  reconciliation  of GAAP net income to FFO is included in the financial data accompanying this press release.

Fourth Quarter Operating Results

For the  fourth  quarter  of 2004,  same-property  comparisons  (for 138  "Core"
properties  containing  38,560  apartment  units  owned  since  January 1, 2003)
reflected an increase in total  revenues of 3.1% as compared to the same quarter a year ago.  Net  operating  income  ("NOI")  increased  by 2.1% from the fourth quarter of 2003.  Property level  operating  expenses  increased by 4.3% for the quarter,  primarily due to increases in utilities,  repairs and  maintenance and real estate taxes,  offset in part by a reduction in property insurance and snow removal costs.

Average  economic  occupancy for the Core properties was 92.3% during the fourth quarter of 2004,  down from 93.3%  during  the fourth  quarter of 2003.  Average monthly rental rates increased 3.1% to $960 as compared to the year-ago period.

On a sequential  basis,  compared to the 2004 third quarter results for the Core properties,  total revenues were up 0.5% in the fourth quarter of 2004, expenses were up 4.7% and net operating income was down 2.2%.  Average economic occupancy was down  0.5% from the third  quarter,  but  average  monthly  rents  were 1.0%
higher. The expense increase in the fourth quarter compared to the third quarter represents  typical  seasonality from higher natural gas and snow removal costs.
If the fourth  quarter  expenses  are  adjusted  to remain  constant  with third quarter 2004 expenses for these two line items,  expenses would be down 5.4% and sequential NOI results would have increased 4.5%.

Occupancies for the 3,216 net apartment  units acquired  between January 1, 2003 and December  31, 2004 (the  "Recently  Acquired  Communities")  averaged  93.4%
during the fourth quarter of 2004, at average monthly rents of $1,059.

Year-to-Date Operating Results
------------------------------

For the year ended  December 31, 2004,  same-property  comparisons  for the Core properties  showed an increase in total  revenues  of 3.9%  resulting  in a 2.2%
increase in net operating  income from 2003.  Property level operating  expenses increased  by  6.0%,  primarily  due to  increases  in  utilities,  repairs  and maintenance, personnel, property insurance and real estate taxes, offset in part by reductions in advertising and snow removal costs.  Average economic occupancy for the Core properties improved from 92.7% to 93.1%, with average monthly rents rising 2.8% to $948.

The yield on the Recently Acquired  Communities  during 2004 averaged 6.5% on an annualized basis, which is in line with previously announced expected first-year results  (calculated as the net operating  income from the  properties,  less an allowance for general and administrative  expenses equal to 3% of revenues,  all divided by the acquisition costs plus capital improvement expenditures in excess of normalized levels).

Acquisitions and Dispositions
-----------------------------

The Company did not make any acquisitions  during the fourth quarter of 2004 but did announce the acquisition of one apartment  community that closed in January,
2005. The property consisted of 204 units in Maryland for a total purchase price of $19.7 million, including closing costs, equating to approximately $96,400 per apartment unit.

During the fourth quarter,  the Company sold three  communities  with a total of
1,026 units  located in Hamden,  Connecticut  and Detroit,  Michigan.  The total sales price for all three  properties was $65.6 million.  The Company recorded a gain  (before  allocation  of  minority  interest)  in  the  fourth  quarter  of approximately  $25.9 million  related to these sales.  In conformity with NAREIT guidelines,  the gain or loss  from sale of real  property  is not  included  in reported FFO results.

For the full year 2004, Home Properties acquired a total of ten communities with
2,486 units for total  consideration of $247.5 million.  During the same period, the  Company  sold  five  properties  with a total  of 1,646  units  for a total consideration  of $92.5 million.  The weighted  average  expected first year cap rate for the acquired communities was 6.7% and for the sold properties was 8.2%.

Update on Sale of Affordable Properties
---------------------------------------

As of December 31, 2004, the Company continued to own ten affordable properties.
Eight of the ten  properties,  with a total of 612  units,  were sold  effective
January 1, 2005.

Of the  remaining two  properties  (three  partnerships),  with a total of 1,925 units,  the Company  will retain its  ownership  interest  and will  continue to manage one of them  while it  pursues  various  disposition  options.  The other property  (two  partnerships)  is being  disposed  of  through a default  on the non-recourse  financing.  The  Company  has met with the  federal  agency  which insured the repayment of that financing. That agency has agreed that the Company may  continue  to manage the  property  until the agency can auction or sell the loan in a note sale.  The note sale is  expected  to occur in March,  2005.  The
Company  repurchased in January,  2005 the limited partner's 99.99% interests in accordance with the partnership agreements.

Capital Markets Activities
--------------------------

During the fourth  quarter of 2004,  the Company raised a net $31 thousand under its Dividend  Reinvestment and Direct Stock Purchase Plan ("DRIP").  The Company
used a  method  allowed  in the  DRIP of  meeting  share  demand  through  share repurchase  by the  transfer  agent  in the open  market  instead  of new  share issuance. This removes the dilution caused by issuing new shares at a price less than the published net asset value in an economic and efficient manner.

As  of  December  31,  2004,  the  Company's  ratio  of   debt-to-total   market
capitalization  was 42.5%,  with $58 million  outstanding  on its $115.0 million revolving  credit  facility  and  $7.3  million  of  unrestricted  cash on hand.
Mortgage debt of $1.6 billion was  outstanding,  at rates of interest  averaging
6.0%  and  with  staggered  maturities  averaging   approximately  eight  years.
Approximately  89% of total  indebtedness is at fixed rates.  Interest  coverage averaged  2.54 times  during the  quarter;  and the fixed  charge  ratio,  which includes  preferred  dividends,  averaged  2.32  times.  The  percentages,  loan balances and other statistics are prior to FIN 46R consolidations on the Balance
Sheet to provide a better comparison to the December 31, 2003 Balance Sheet.

The Company estimates its net asset value ("NAV") per share at December 31, 2004 to be $44.75  based on the  midpoint  of  capitalizing,  at rates  from 6.75% to
7.25%,  the total of the  annualized  and  seasonally  adjusted  fourth  quarter property net operating income, plus a 4% growth factor,  minus a management fee.
The Company believes the cap rate range reflects current market conditions.

A total of 1,078,300  shares were  repurchased  during the quarter at a weighted average price of $41.95 per share. During the first quarter of 2005, the Company repurchased an additional

1,300,700  shares at a weighted  average price of $40.99 per share.  The Company has Board  authorization to buy back up to approximately 2.7 million  additional shares of its common stock or Operating Partnership Units.

Outlook
-------

For 2005,  the Company has  reconfirmed  its  guidance and expects FFO per share between  $2.83 and $2.97 per share,  which will  produce FFO per share growth of
(0.4%) to 4.6% when  compared to 2004 results  before the effects of real estate impairment  charges in 2004.  The  expected FFO growth per share will be 8.0% to
13.4% when  compared to  reported  2004  results  net of real estate  impairment charges.  This  guidance  range  reflects  management's  current  assessment  of economic and market conditions.

The  quarterly  breakdown  for the 2005  guidance on FFO per share results is as follows:  First quarter  $0.57 to $0.60;  second  quarter $0.73 to $0.76;  third quarter $0.79 to $0.83; fourth quarter $0.74 to $0.78.  Assumptions used for the
2005  projections are included with the published  supplemental  information and will be discussed on the conference call tomorrow.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM Eastern Time to review the  information  reported in this  release.  To listen to the call, please dial  888-433-1657  (International  303-957-1357).  A replay  of the  call  will  be  available  until  March  11,  2005,  by  dialing
800-633-8284 or 402-977-9140 and entering 21228979.  The Company Webcast,  which includes a slide  presentation,  will be available live, and archived by 2:30 PM through the "Investors" section of our Web site,  www.homeproperties.com,  under the heading, "Financial Information."

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or via facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home  Properties  is the sixth largest  publicly  traded  apartment  real estate investment trust in the United States. The Company owns, operates,  acquires and rehabilitates apartment communities in selected Northeast, Midwest, Mid-Atlantic
and  Southeast  Florida  markets.   Currently,   Home  Properties  operates  163
communities  containing  46,998 apartment  units. Of these,  41,980 units in 151 communities  are owned directly by the Company;  2,209 units are partially owned and managed by the Company as general  partner,  and 2,809 units are managed for other  owners.  For  more  information,  visit  Home  Properties'  Web  site  at
www.homeproperties.com.

Tables to follow.

                            Avg. Economic
Fourth Quarter Results       Occupancy(c)      Q4 '04         Q4 '04 vs. Q4 '03
----------------------     --------------     ------    -------------------------
                                              Average
                                              Monthly   % Rental  % Rental
                                               Rent/      Rate     Revenue   % NOI
                           Q4 '04  Q4 '03    Occ Unit    Growth    Growth   Growth
                           ------  ------    --------    ------    ------   ------

Core Properties(a)         92.3%    93.3%     $   960     3.1%      2.1%     2.1%

Acquisition Properties(b)  93.4%       NA      $1,059      NA        NA       NA
                           ----     ----      -------     ---       ---      ---

TOTAL PORTFOLIO            92.4%    93.3%     $   968      NA        NA       NA

                             Avg. Economic
 Year-To-Date Results          Occupancy       YTD '04      YTD '04 vs. YTD '03
----------------------     ---------------    ------    -------------------------
                                              Average
                                              Monthly   % Rental  % Rental
                                               Rent/      Rate     Revenue   % NOI
                           YTD '04  YTD '03  Occ Unit    Growth    Growth   Growth
                           -------  -------  --------    ------    ------   ------

Core Properties(a)         93.1%     92.7%    $   948     2.8%      3.3%     2.2%

Acquisition Properties(b)  92.1%        NA     $1,091      NA        NA       NA
                           ----      ----     -------     ---       ---      ---

TOTAL PORTFOLIO            93.1%     92.7%    $   956      NA        NA       NA

(a)  Core Properties  includes 138 properties with 38,560  apartment units owned throughout 2003 and 2004.

(b)  Reflects 12 properties with 3,216  apartment  units acquired  subsequent to
     January 1, 2003.

(c)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

                            HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                             Three Months Ended              Year Ended
                                                                                December 31                 December 31
                                                                                -----------                 -----------

                                                                              2004          2003           2004        2003
                                                                              ----          ----           ----        ----

Rental income                                                             $112,206      $102,709       $436,724    $400,178
Other income - property related                                              5,260         3,875         18,299      14,910
Interest and dividend income                                                    32           114            480         516
Other income                                                                   859         1,077          2,827       4,426
                                                                          --------      --------       --------    --------
     Total revenues                                                        118,357       107,775        458,330     420,030
                                                                          --------      --------       --------    --------

Operating and maintenance                                                   52,227        46,745        202,479     181,773
General and administrative                                                   5,682         8,236         20,178      22,607
Interest                                                                    23,891        20,992         90,506      84,368
Depreciation and amortization                                               23,729        20,116         89,929      76,206
Impairment of assets held as General Partner                                     -           110          1,116       2,518
                                                                          --------      --------       --------    --------
     Total expenses                                                        105,529        96,199        404,208     367,472
                                                                          --------      --------       --------    --------

Income from operations                                                      12,828        11,576         54,122      52,558

Equity in earnings (losses) of unconsolidated affiliates                         -      (395)      (538)   (1,892)
                                                                          --------      --------       --------    --------
Income before minority interest and discontinued operations                 12,828        11,181         53,584      50,666
Minority interest in Operating Partnership                                (3,496)     (3,121)      (14,852)   (13,965)
                                                                          --------      --------       --------    --------

Income from continuing operations                                            9,332         8,060         38,732      36,701
                                                                          --------      --------       --------    --------
Discontinued operations

     Income (loss) from operations, net of minority interest                   509           372       (154)      2,507
     Gain (loss) on disposition of property, net of minority Interest       17,722         2,244         11,417       2,599
                                                                          --------      --------       --------    --------

Discontinued operations                                                     18,231         2,616         11,263       5,106
                                                                          --------      --------       --------    --------

Income before loss on disposition of property                               27,563        10,676         49,995      41,807
Gain (loss) on disposition of property, net of minority interest                 -      (7)     (67)   (9)
                                                                          --------      --------       --------    --------

Income before cumulative effect of change in accounting principle           27,563        10,669         49,928      41,798
Cumulative effect of change in accounting principle,
     net of minority interest                                                    -             -      (321)          -
                                                                          --------      --------       --------    --------

Net Income                                                                  27,563        10,669         49,607      41,798
Preferred dividends                                                      (1,898)     (1,984)     (7,593)  (11,340)
                                                                          --------      --------       --------    --------

Net income available to common shareholders                               $ 25,665    $    8,685       $ 42,014   $  30,458
                                                                          ========      ========       ========    ========

Reconciliation from net income available to common shareholders to Funds From Operations:

Net income available to common shareholders                               $ 25,665    $    8,685       $ 42,014   $  30,458
Preferred dividends - convertible preferred stock                              548           634          2,194       5,939
Real property depreciation and amortization                                 23,441        20,246         91,008      77,135
Real property depreciation - unconsolidated                                      -           604            556       2,442
Impairment on general partnership investment - real estate                       -             -            945       1,785
Impairment of real property                                                      -             -              -         423
Loss on disposition of property                                                  -           181             50         260
Minority Interest                                                            3,496         3,121         14,852      13,965
Minority Interest - income from discontinued operations                        238           190      (80)      1,385
Gain on disposition of discontinued operations                            (17,531)   (2,244)     (21,143)  (2,599)
Loss from early extinguishment of debt in connection with sale of
     real estate                                                                36             -             36       1,610
Cumulative effect of change in accounting principle                              -             -            321           -
                                                                          --------      --------       --------    --------
FFO (1)                                                                   $ 35,893      $ 31,417       $130,753    $132,803

                                                                          ========      ========       ========    ========
Weighted average shares/units outstanding:
     Shares - basic                                                       33,172.7      31,337.8       32,911.9    29,208.2
     Shares - diluted                                                     33,670.2      31,886.5       33,314.0    29,575.7

     Shares/units - basic(2)                                              48,767.3      47,336.7       48,675.0    45,276.7
     Shares/units - diluted(2)                                            50,098.2      47,885.3       49,077.1    47,873.8

Per share/unit:
     Net income - basic                                                       $.77          $.28          $1.28        $1.04
     Net income - diluted                                                     $.76          $.27          $1.26        $1.03

     FFO - basic(3)                                                           $.72          $.65          $2.64        $2.80
     FFO - diluted(4)                                                         $.72          $.64          $2.62        $2.77
     Operating FFO - diluted, before real estate impairments(5)                                           $2.84

     AFFO(6)                                                                  $.60          $.53          $2.18        $2.32
     Operating AFFO - before real estate impairments(5)                                                   $2.40
     Common Dividend paid                                                     $.63          $.62          $2.49        $2.45

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property. This presentation assumes the conversion of dilutive common stock
     equivalents  and  convertible   preferred  stock.  Other  similarly  titled
     measures may not be calculated in the same manner.

(2)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(3)  FFO for the three months ended  December 31, as computed for basic is gross
     FFO of $35,893 and $31,417 in 2004 and 2003, respectively, less convertible preferred  dividends of $548 and $634 in 2004 and 2003,  respectively.  FFO for the  year-ended  December  31,  as  computed  for basic is gross FFO of
     $130,753  and  $132,803 in 2004 and 2003,  respectively,  less  convertible preferred dividends of $2,194 and $5,939 in 2004 and 2003, respectively.

(4)  FFO for the three  months  ended  December  31, as computed  for diluted is equal to basic FFO of $35,345 in 2004 and $30,783 in 2003,  plus the Series
     D  convertible  preferred  dividend  of  $548  in  2004.  Series  C - E  is anti-dilutive for the quarter ended December 31, 2003 therefore the FFO for basic and  diluted  is the same.  FFO for the  year-ended  December  31, as computed for diluted is equal to basic FFO of $128,559 in 2004 and $126,864 in 2003 plus the Series C - E convertible  preferred  dividend of $5,939 in
     2003.  Series D is  anti-dilutive  for the year  ended  December  31,  2004 therefore the FFO for basic and diluted is the same.

(5)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition,  adjusted for the add back of real estate  impairment  charges.
     This is presented for a consistent  comparison of how NAREIT defined FFO in
     2003.  There is no difference  between FFO and Operating FFO for the fourth quarter of 2004 and 2003, or the full year 2003. Operating FFO for the full year  2004 is FFO of  $130,753  plus  real  estate  impairment  charges  of
     $11,017,   totaling  $141,770.  The  diluted  shares/units  used  for  this calculation  is  49,910.50.  The AFFO for the full  year 2004 has also been recalculated as described above to arrive at Operating AFFO.

(6)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. AFFO is computed by reducing gross FFO for each  period by the share of annual  reserve  for each period of: $5,610 for fourth quarter 2004; $5,443 for fourth quarter 2003; $22,166 for the  year-ended  December  31,  2004;  and $21,782  for the  year-ended
     December 31, 2003.  The  resulting  sum is divided by the weighted  average shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                           December 31, 2004  December 31, 2003
                                           -----------------  -----------------
Land                                            $    402,620       $    387,655
Buildings, improvements and equipment              2,642,570          2,365,337
Real estate held for sale or disposal, net            78,711                 -
                                                  ----------         ----------
                                                   3,123,901          2,752,992
Accumulated depreciation                        (405,919)      (330,062)
                                                  ----------         ----------
Real estate, net                                   2,717,982          2,422,930

Cash and cash equivalents                              7,925              5,103
Cash in escrows                                       43,883             39,660
Accounts receivable                                    6,664              4,437
Prepaid expenses                                      18,224             18,184
Investment in and advances to affiliates                   -              5,253
Deferred charges                                      13,778              9,057
Other assets                                           8,340              8,693
                                                  ----------         ----------
Total assets                                      $2,816,796         $2,513,317
                                                  ==========         ==========
Mortgage notes payable                            $1,644,722         $1,380,696
Line of credit                                        58,000                  -
Accounts payable                                      24,600             13,178
Accrued interest payable                               8,876              7,013
Accrued expenses and other liabilities                22,950             18,959
Security deposits                                     22,651             21,664
                                                  ----------         ----------

Total liabilities                                  1,781,799          1,441,510

Minority interest                                    312,003            330,544
Stockholders' equity                                 722,994            741,263
                                                  ----------         ----------

Total liabilities and stockholders' equity        $2,816,796         $2,513,317
                                                  ----------         ----------

Total shares/units outstanding:

Common stock                                        32,625.4           31,966.2
Operating partnership units                         15,591.3           15,974.7
Series D convertible cumulative preferred stock*       833.3              833.3
                                                  ----------         ----------
                                                    49,050.0           48,774.2

*Potential common shares

                                      # # #

For further information:
------------------------

David P. Gardner,  Executive Vice President and Chief Financial  Officer,  (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237